UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

On June 30, 2008, Deckers Outdoor Corporation (the “Company”) entered into Waiver and Amendment Number Ten (the “Amendment”) to its Amended and Restated Credit Agreement dated as of November 25, 2002 (the “Agreement”) with Comerica Bank (the “Bank”).

The Amendment provides, among other things, as follows:

(i)         Tsubo, LLC, a Delaware limited liability company (“Tsubo”), has become a party to the Agreement as a result of the Company’s acquisition of all of the outstanding equity interests of Tsubo;

(ii)        The “Foreign Exchange Sublimit” (as defined in the Agreement) is increased to $20,000,000;

(iii)       Extension of the maturity date to June 1, 2010;

(iv)      Removal of certain financial condition covenants; and

(v)       Changes to certain other covenant requirements.

The Amendment is included in this Current Report as Exhibit 10.1.  The summary above is qualified in its entirety by reference to such exhibit.

We currently have no amounts outstanding under the credit facility.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Amendment No. 10 to Amended and Restated Credit Agreement among Deckers Outdoor Corporation and Comerica Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

Date: July 3, 2008	/s/ Thomas R. Hillebrandt
Thomas R. Hillebrandt
Chief Financial Officer